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                                                            EXHIBIT 3(a)
                                                                    As of 9/1/85

                     ARTICLES OF INCORPORATION, AS AMENDED

                                       OF

                              CLEVELAND-CLIFFS INC

    FIRST: The name of the Corporation shall be Cleveland-Cliffs Inc

    SECOND: The location of the principal office of the Corporation in the State of Ohio shall be at 14th Floor Huntington Building, Cleveland, Ohio.

    THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code.

    FOURTH: The maximum number of shares the Corporation is authorized to have outstanding is Thirty-Five Million (35,000,000) shares, consisting of the following:

         (a) Three Million (3,000,000) shares of Serial Preferred Stock, Class A, without par value ("Class A Preferred Stock");

         (b) Four Million (4,000,000) shares of Serial Preferred Stock, Class B, without par value ("Class B Preferred Stock"); and

         (c) Twenty-Eight Million (28,000,000) Common Shares, par value $1.00 per share ("Common Shares").

                                   DIVISION A

                  EXPRESS TERMS OF THE SERIAL PREFERRED STOCK,
                           CLASS A, WITHOUT PAR VALUE

    The Class A Preferred Stock shall have the following express terms:

    SECTION 1. Series The Class A Preferred Stock may be issued from time to time in one or more series. All shares of Class A Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. All shares of Class A Preferred Stock shall also be of equal rank and shall be identical with shares of Class B Preferred Stock except in respect of (i) the particulars that may be fixed and determined by the Directors as hereinafter provided, (ii) the voting rights and provisions for consent relating to Class A Preferred Stock as fixed and determined by Section 5 of this Division A and (iii) the conversion rights of any series of Class A Preferred Stock which may be fixed and determined by the Directors subject to the provisions of Section 6 of this Division A. Subject to the provisions of Sections 2 to 7, inclusive, of this Division A, which provisions shall apply to all Class A Preferred Stock, the Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series to fix:

         (a) The designation of the series, which may be by distinguishing number, letter and/or title.

         (b) The number of shares of the series, which number the Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

         (c) The dividend rights of the series which may be: cumulative or non-cumulative; at a specified rate, amount or proportion; or with or without further participation rights.





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         (d)    The dates at which dividends, if declared, shall be payable, and the dates from which dividends, if cumulative, shall accumulate.

         (e) The redemption rights and price or prices, if any, for shares of the series.

         (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         (h) Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

         (i) Restrictions (in addition to those set forth in Section 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

    The Directors are authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

    SECTION 2. DIVIDENDS.
               ---------

         (a) The holders of Class A Preferred Stock of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Class A Preferred Stock, shall be entitled to receive out of any funds legally available therefor and when and as declared by the Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division A and no more, payable on the dividend payment dates fixed for such series. Such dividends may be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Class A Preferred Stock on any dividend payment date unless (i) all dividends upon all Class A Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class A Preferred Stock for all dividend payment dates prior to such date shall have been paid or funds therefor set apart and (ii) at the same time a like dividend upon all series of Class A Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class A Preferred Stock and having a dividend payment date on such date, ratably in proportion to the respective dividend rates of each such series or class, shall be paid or funds therefor set apart. Accumulations of dividends, if any, shall not bear interest.

         (b) For the purpose of this Division A, a dividend shall be deemed to have been paid or funds therefor set apart on any date if on or prior to such date the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at such holder's address then appearing on the books of the Corporation.

         (c) In no event so long as any Class A Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Class A Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Class A Preferred Stock, nor shall any Common Shares or any other shares ranking junior to the Class A Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Class A Preferred Stock received by the Corporation on or subsequent to the date on which shares of any series of Class A Preferred Stock are first issued), unless (i) all accrued and unpaid dividends upon all Class





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    A Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action shall have been paid or funds therefor set apart and (ii) as of the date of such action there shall be no arrearages with respect to the redemption of Class A Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division A.

    SECTION 3. REDEMPTION.

         (a) Subject to the express terms of each series and to the provisions of Section 5(c)(iii) of this Division A, the Corporation (i) may from time to time redeem all or any part of the Class A Preferred Stock of any series at the time outstanding at the option of the Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division A, and (ii) shall from time to time make such redemptions of the Class A Preferred Stock of any series as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division A, together in each case with (A) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (B) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date.

         (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Class A Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Class A Preferred Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Class A Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Class A Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by the Directors.

         (c) If the holders of shares of Class A Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof to such holder.

         (d) Any shares of Class A Preferred Stock which are (i) redeemed by the Corporation pursuant to the provisions of this Section 3, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Class A Preferred Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired by the Corporation, shall resume the status of authorized and unissued shares of Class A Preferred Stock without serial designation; provided, however, that any such shares which are converted in accordance with the express terms thereof shall not be reissued as convertible shares.





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    SECTION 4. LIQUIDATION.

         (a) (1) The holders of Class A Preferred Stock of any series, shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Class A Preferred Stock, the amounts fixed with respect to shares of such series in accordance with
    Section 1 of this Division, plus an amount equal to (i) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Class A Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class A Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Class A Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class A Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

         (2) After payment to holders of Class A Preferred Stock of the full preferential amounts as aforesaid, holders of Class A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division A.

    SECTION 5. Voting.

         (a) The holders of Class A Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and, except as otherwise provided herein or required by law, the holders of Class A Preferred Stock and the holders of Common Shares shall vote together as one class on all matters presented to the shareholders.

         (b) (1) If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Class A Preferred Stock at the time outstanding, or funds therefor have not been set apart, in an amount equivalent to six full quarterly dividends on any such series of Class A Preferred Stock whether or not consecutive and whether or not earned or declared, the holders of Class A Preferred Stock of all series, voting separately as a class, and in addition to any other rights which the shares of any series of Class A Preferred Stock may have to vote for Directors, shall thereafter be entitled to elect, as herein provided, two Directors of the Corporation; provided, however, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested (i) in the case of cumulative dividends, until all accrued and unpaid dividends on the Class A Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart, or (ii) in the case of non-cumulative dividends, until full dividends on the Class A Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart regularly for a period of one year, whereupon the holders of Class A Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

         (2) In the event of default entitling the holders of Class A Preferred Stock to elect two Directors as specified in paragraph (1) of this subsection, a special meeting of such holders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon





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    written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Class A Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders or any other special meeting of shareholders called or to be called for a different purpose shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Class A Preferred Stock. At any meeting at which the holders of Class A Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Class A Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the Directors which the holders of Class A Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Articles of Incorporation or the Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, the two Directors who may be elected by the holders of Class A Preferred Stock pursuant to this subsection shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this subsection. Nothing in this subsection shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to this subsection. Notwithstanding any classification of the other Directors of the Corporation, the two Directors elected by the holders of Class A Preferred Stock shall be elected annually for the terms expiring at the next succeeding annual meeting of shareholders; provided, however, that whenever the holders of Class A Preferred Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Class A Preferred Stock as a class shall immediately terminate and the number of Directors shall be reduced accordingly.

         (c) Except as hereinafter provided, the affirmative vote of the holders of at least two-thirds of the shares of Class A Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class A Preferred Stock shall vote separately as a class, shall be necessary to effect, any one or more of the following (but so far as the holders of Class A Preferred Stock are concerned, such action may be effected with such vote):

                (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the preferences or voting or other rights of the holders of Class A Preferred Stock; provided, however, that for the purpose of this paragraph 5(c)(i) only, neither the amendment of the Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Class A Preferred Stock or of any shares of any class ranking on a parity with or junior to the Class A Preferred Stock nor the amendment of the provisions of the Regulations so as to change the number of Directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Class A Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Class A Preferred Stock at the time outstanding, the affirmative vote or consent of the holders of at least two-thirds of the number of shares at the time outstanding of each series so affected, each such affected series voting separately as a series, shall also be required;

                (ii) The authorization, creation or the increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case, ranking prior to the Class A Preferred Stock; or

                (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Class A Preferred Stock then outstanding except in accordance with a stock





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         purchase offer made to all holders of record of Class A Preferred
         Stock, unless all dividends on all Class A Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;

    provided, however, that in the case of any authorization, creation or increase in the authorized amount of any shares of any class or security convertible into shares of any class, in either case, ranking prior to the Class A Preferred Stock no such consent of the holders of Class A Preferred Stock shall be required if the holders of Class A Preferred Stock have previously received adequate notice of redemption to occur within 90 days. The foregoing proviso shall not apply and such consent of the holders of Class A Preferred Stock shall be required if any such redemption will be effected, in whole or in part, with the proceeds received from the sale of any such stock or security convertible into shares of any class, in either case, ranking prior to the Class A Preferred Stock.

         (d) The affirmative vote of the holders of at least a majority of the share of Class A Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class A Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of the Class A Preferred Stock are concerned, such action may be effected with such vote):

                (i) The consolidation or merger of the Corporation with or into any other corporation to the extent any such consolidation or merger shall be required, pursuant to any applicable statute, to be approved by the holders of the shares of Class A Preferred Stock voting separately as a class; or

                (ii) The authorization of any shares ranking on a parity with the Class A Preferred Stock or an increase in the authorized number of shares of Class A Preferred Stock.

         (e) Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Class A Preferred Stock shall be required for an increase in the number of Common Shares authorized or issued or for stock splits of the Common Shares or for stock dividends on any class of stock payable solely in Common Shares, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of Class A Preferred Stock within the meaning and for the purpose of this Division A.

    SECTION 6. Conversion.

         (a) If and to the extent that there are created series of Class A Preferred Stock which are convertible (hereinafter called "convertible series") into Common Shares, as such shares shall be constituted as of the date of conversion, or into shares of any other class or series of the Corporation (hereinafter collectively called "conversion shares"), the following terms and provisions shall be applicable to all of such series, except as may be otherwise expressly provided in the terms of any such series.

                (1) The maximum amount of Common Shares which may be authorized to be received upon conversion by the holders of any shares of a convertible series shall not exceed one Common Share for each share of such convertible series, subject to any adjustments which shall be required pursuant to any antidilution mechanism which the Directors may approve in respect of such convertible series.

                (2) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series





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         the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall deliver to the holder of the stock surrendered for conversion, or as otherwise directed by such holder in writing, a certificate for the number of full conversion shares deliverable upon the conversion of such stock and a check or cash in respect of any fraction of a share as provided in subsection (3) of this Section. The person in whose name the stock certificate is to be registered shall be deemed to have become a holder of the conversion shares of record on the conversion date. No adjustment shall be made for any dividends on shares of stock surrendered for conversion or for dividends on the conversion shares delivered on conversion.

                (3) The Corporation shall not be required to deliver fractional shares upon conversion of shares of a convertible series. If more than one share of a convertible series shall be surrendered for conversion at one time by the same holder, the number of full conversion shares deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a conversion share would otherwise be deliverable upon the conversion, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of the conversion share on the last business day before the conversion date.

                (4) For the purpose of this Section, the "closing price of the conversion shares" on any business day shall be the last reported sales price per share on such day, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange, or, if the conversion shares are not listed or admitted to the trading on such Exchange, on the principal national securities exchange on which the conversion shares are listed or admitted to trading as determined by the Directors, which determination shall be conclusive, or, if not listed or admitted to trading on any national securities exchange, as quoted by the automated quotation system of the National Association of Securities Dealers, Inc., or, if not so quoted, the mean between the average bid and asked prices per conversion share in the over-the-counter market as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Directors for that purpose; and "business day" shall be each day on which the New York Stock Exchange or other national securities exchange or automated quotation system or over-the-counter market used for purposes of the above calculation is open for trading.

         (b) Upon conversion of any convertible series the stated capital of the conversion shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of conversion shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of the convertible series so converted and the stated capital of the conversion shares delivered upon such conversion.

         (c) In case of any reclassification or change of outstanding conversion shares (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), provision shall be made as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion rate or price which otherwise would be in effect at the time of conversion, with substantially the same protection against dilution as is provided in the terms of such convertible series, the same kind and amount of stock and other securities and property as such holder would have





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    owned or have been entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

         (d) In case the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the corporation resulting from such consolidation or merger as shall be substantially equivalent to the conversion rights specified in the terms of such convertible series; provided, however, that the provisions of this subsection (d) shall be deemed to be satisfied if such consolidation or merger shall be approved by the holders of Class A Preferred Stock in accordance with the provisions of Section 5(d) of this Division A.

         (e) The issue of stock certificates on conversions of shares of each convertible series shall be without charge to the converting shareholder for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the registration of shares in any name other than that of the holder of the shares converted, and the Corporation shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (f) The Corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares of each convertible series, such number of conversion shares as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Class A Preferred Stock.

    SECTION 7. Definitions. For the purpose of this Division A:

         (a) Whenever reference is made to shares "ranking prior to the Class A Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class A Preferred Stock.

         (b) Whenever reference is made to shares "on a parity with the Class A Preferred Stock", such reference shall mean and include all shares of Class B Preferred Stock and all other shares of the Corporation in respect of which the rights of the holders thereof (i) are not given preference over the rights of the holders of Class A Preferred Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class A Preferred Stock.

         (c) Whenever reference is made to shares "ranking junior to the Class A Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Class A Preferred Stock.





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
                                SUBDIVISION A-1

                           EXPRESS TERMS OF THE $2.00
                            CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK

         There is hereby established a series of Class A Preferred Stock to which the following provisions shall be applicable:
         SECTION 1. DESIGNATION OF SERIES. The stock shall be designated "$2.00 Convertible Exchangeable Preferred Stock" (hereinafter called "Series A-1 Preferred Stock").
         SECTION 2. NUMBER OF SHARES. The number of shares of Series A-1 Preferred Stock shall be 2,500,000, which number the Directors may decrease
(but not below the number of shares of the series then outstanding).
         SECTION 3. DIVIDENDS. The dividend rate for the Series A-1 Preferred Stock shall be $2.00 per share per annum. Cash dividends at such rate shall be payable in quarterly installments on each March 15, June 15, September 15, and December 15, commencing December 15, 1985. Such dividends shall be cumulative from the date of initial issuance of the Series A-1 Preferred Stock and will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 20 days preceding the payment dates, as shall be fixed by the Directors. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 4. REDEMPTION RIGHTS.
         (a) Subject to the provisions of Section 5(c)(iii) of Division A, shares of the Series A-1 Preferred Stock may be redeemed at the following redemption prices, provided that the Series A-1 Preferred Stock may not be redeemed before September 15, 1988, unless the closing price of the Common Shares (determined as provided in Section 6(a)(4) of Division A) on each of 20 consecutive trading days ending within ten days before the date notice of redemption is given equals or exceeds 150% of the Conversion Price (as defined in Section 7(a) of this Subdivision A-1).
         If redeemed from the date of issuance to September 14, 1986 at $22.00 and if redeemed during the 12-month period beginning September 15:

Year                                Price    Year                      Price
----                                -----    ----                      -----

1986 . . . . . . . . . . . . . .    $21.80   1991  . . . . . . . . . . $20.80
1987 . . . . . . . . . . . . . .    $21.60   1992  . . . . . . . . . . $20.60
1988 . . . . . . . . . . . . . .    $21.40   1993  . . . . . . . . . . $20.40
1989 . . . . . . . . . . . . . .    $21.20   1994  . . . . . . . . . . $20.20
1990 . . . . . . . . . . . . . .    $21.00   1995 and thereafter . . . $20.00
together in each case with all then accrued and unpaid dividends thereon for
(i) all dividend payment dates on or prior to the redemption date and (ii) if the redemption date is not a dividend payment date, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date. Upon the redemption date, dividends shall cease to accumulate on the shares of Series A-1 Preferred Stock called for redemption, such shares of the Series A-1 Preferred Stock shall cease to be convertible and the holders of the shares of Series A-1 Preferred Stock called for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive the applicable redemption price.
         SECTION 5. NO SINKING FUND. The Series A-1 Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
         SECTION 6.  LIQUIDATION.  The holders of the Series A-1
Preferred Stock shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to the Class A Preferred Stock, the amount of $20.00 per share, plus an amount equal to (i) all then accrued and unpaid dividends thereon for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a dividend payment date, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up.
         SECTION 7. CONVERSION RIGHTS. Subject in all respects to, and upon compliance with, the provisions of Section 6 of Division A, the holders of shares of Series A-1 Preferred Stock shall have the right, at their option, to convert all or any part of such shares into Common Shares of the Corporation at any time on and subject to the following terms and conditions:
         (a) The number of Common Shares issued upon conversion of each share of the Series A-1 Preferred Stock shall be equal to $20 divided by the Conversion Price (as hereinafter defined) then in effect. The price at which Common Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be $24; provided, however, that such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. If the Corporation calls for redemption any shares of Series A-1 Preferred Stock, such right of conversion shall cease and terminate, as to the shares designated for redemption, at the close of business on the date immediately preceding the redemption date, unless the Corporation defaults in the payment of the redemption price due on such redemption date.

         (b) The Conversion Price in effect at any time shall be subject to adjustment as follows:
                 (i) In case the Corporation shall (1) declare a dividend on its Common Shares in shares of its capital stock, (2) subdivide its outstanding Common Shares, or (3) combine its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any share of Series A-1 Preferred Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such share of Series A-1 Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this paragraph (i) or Section 6(c) of Division A, the holder of any share of Series A-1 Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or Common Shares and other capital stock of the Corporation, the Directors (whose determination shall be conclusive and shall be described in a Board resolution filed with the transfer agent for the Series A-1 Preferred

         Stock by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or Common Shares and other capital stock.
                 (ii) In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in paragraph (iv) below), on such record date the Conversion Price shall be adjusted so that the Conversion Price after such record date shall equal the price determined by dividing the Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of Common Shares so offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) and of which the denominator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following such record date. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued or to the extent such rights or warrants are not so exercised prior to the expiration therefor, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.
                 (iii) In case the Corporation shall fix a record date for the making of a distribution to all holders of its Common Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets (excluding rights and warrants, cash dividends or other distributions paid out of earned surplus and dividends payable in stock for which adjustment is made pursuant to paragraph (i) above), the Conversion Price shall be adjusted so that after such record date the Conversion Price shall equal the price determined by dividing the Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the Current Market Price (as defined in paragraph (iv) below) on such record date and of which the denominator shall be such Current Market Price, less the then fair market value (as determined by the Directors, whose determination shall be conclusive and shall be described in a Board resolution filed with the transfer agent for the Series A-1 Preferred Stock by the Corporation as soon as practicable) of the portion of the assets or evidences of indebtedness so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such record date. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.
                 (iv)      For the purpose of any computation under paragraphs
         (ii) and (iii) above, the "Current Market Price" on any date shall be deemed to be the average of the daily closing prices per Common Share for any 30 consecutive business days selected by the Corporation commencing not more than 45 business days before such date. The closing price for the Common Shares shall be determined in accordance with Section 6(a)(4) of Division A.

                 (v) All calculations under this Section 7(b) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.
                 (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in such price: PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
                 (vii) Anything in this Section 7(b) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 7(b), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipient for United States Federal income tax purposes, but not below the par value of the Common Shares.
                 (viii) No adjustment in the Conversion Price shall be required for a change in the par value of the Common Shares.
                 (ix) In the event that at any time as a result of an adjustment made pursuant to Section 7(b)(i) of this

         Subdivision A-1, the holder of any share of Series A-1 Preferred
         Stock thereafter surrendered for conversion shall become entitled to receive any shares of the capital stock of the Corporation other than Common Shares, thereafter the Conversion Price allocable to such other shares or receivable upon conversion of any share of Series A-1 Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Shares contained in this Section 7 as determined by the Directors (whose determination shall be conclusive and shall be described in a Board resolution filed with the transfer agent by the Corporation as soon as practicable).
         (c) In case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the Conversion Price, but the holder of each share of Series A-1 Preferred Stock shall have the right to convert such share of Series A-1 Preferred Stock into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such sale, conveyance or statutory exchange if such holder had held the Common Shares issuable upon the conversion of such share of Series A-1 Preferred Stock immediately prior to such sale, conveyance or statutory exchange, assuming such holder of Common Shares failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such sale, conveyance or statutory exchange (provided that if the kind or amount of securities, cash or other property receivable upon such sale, conveyance or statutory exchange is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon such sale, conveyance or statutory exchange for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing share). Thereafter, the holders of the Series A-1 Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in Section 7 of this Subdivision A-1 and Section 6 of Division A shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A-1 Preferred Stock. Any such adjustment shall be approved by the Directors (whose determination shall be conclusive and shall be described in a Board resolution filed with the transfer agent for the Series A-1 Preferred Stock by the Corporation as soon as practicable).
         (d)     Whenever the Conversion Price is adjusted as herein provided:

                 (i) the Corporation shall promptly file with the transfer agent for the Series A-l Preferred Stock a certificate of the Treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; and
                 (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed, first class postage prepaid, by the Corporation to the holders of record of outstanding shares of Series A-1 Preferred Stock.
         (e)     In case:
                 (i) the Corporation shall authorize the distribution to all holders of its Common Shares of evidences of indebtedness or assets (other than cash dividends or other distributions paid out of earned surplus and the dividends payable in stock for which adjustment made pursuant to Section 7(b)(i) of this Subdivision A-1); or
                 (ii) the Corporation shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of its capital stock of any class or of any other rights; or
                 (iii) of any reclassification of the Common Shares of the Corporation (except a split or combination, or a change in the par value of the Common Shares), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange or securities with another corporation; or
                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;
then, in each case, the Corporation shall cause to be filed with the transfer agent for the Series A-1 Preferred Stock, and shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of Series A-1 Preferred Stock, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution, rights or warrants, are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, statutory exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, statutory exchange, dissolution, liquidation or winding-up.
         Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (i), (ii), (iii) or
(iv) of this Section 7(e).
         (f) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Shares deliverable upon conversion of the Series A-1 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.
         SECTION 8. EXCHANGE PROVISIONS.
         (a) The Corporation shall have the right to redeem the shares of the Series A-1 Preferred Stock in exchange for convertible subordinated debentures due 2015 of the Corporation (the "Debentures") in whole on any dividend payment date beginning September 15, 1988 subject to the following terms and conditions:
                 (i) The shares of Series A-1 Preferred Stock shall be exchangeable at the office of the exchange agent for such series, and at such other place or places, if any, as the Directors of the Corporation may designate. Holders of outstanding shares of the Series A-l Preferred Stock will be entitled to receive in exchange for each share of Series A-1 Preferred Stock held by them at the date fixed for exchange $20 principal amount of Debentures together with all then accrued and unpaid dividends on such share of Series A-1 Preferred Stock for (A) all dividend payment dates on or prior to the date fixed for exchange and (B) if the date fixed for exchange is not a dividend payment date, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the date fixed for exchange. The Debentures shall bear interest at the rate per annum which is equal to the dividend rates or the Series A-1 Preferred Stock and shall be convertible into Common Shares of the Corporation at the Conversion Price applicable to the Series A-1 Preferred Stock at the time of exchange, subject to further adjustment in certain cases as provided in the Indenture referred to in clause (iii) below, and shall have such other terms and conditions as are set forth in such Indenture.
                 (ii) The Corporation will mail written notice of its intention to exchange to each holder of record of the Series A-1 Preferred Stock not less than 30 nor more than 60 days prior to the date fixed for exchange. The Series A-1 Preferred Stock will be convertible up to the close of business on the date fixed for exchange.

                 (iii) Prior to giving notice of intention to exchange, the Corporation shall execute and deliver, with a bank or trust company selected by the Corporation, the Indenture substantially in form filed as an exhibit to the Registration Statement relating to the Series A-1 Preferred Stock with such changes as may be required by law, stock exchange rule or usage or that do not adversely affect the interests of the holders of the Debentures. Prior to the giving of any notice of intention to exchange provided above, the Corporation shall file at the office of the exchange agent for such series an opinion of counsel to the effect that the Indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary), and constitutes valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to the enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the shares of Series A-1 Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture (subject as aforesaid); that the exchange of the Debentures for the Series A-1 Preferred Stock shall not violate the laws of the state of incorporation of the Corporation; and that the exchange of the Debentures for the shares of Series A-1 Preferred Stock is exempt from the registration requirements of the Securities Act of 1933 or, if no such exemption is available, that the Debentures have been duly registered for such exchange under such Act.
                 (iv) Upon the date fixed for exchange, dividends shall cease to accumulate on the Series A-1 Preferred Stock, such shares shall cease to be convertible and the holders of the Series A-1 Preferred Stock shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive the Debentures and accrued and unpaid dividends on the Series A-1 Preferred Stock to the date fixed for exchange.
                 (v) Before any holder of shares of Series A-1 Preferred Stock shall be entitled to receive Debentures, such holder shall surrender the certificate or certificates therefor, at the office of the exchange agent for such series or at such other place or places, if any, as the Directors shall have designated, and shall state in writing the name or names (with addresses) in which he wishes the certificate or certificates for the Debentures to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of Series A-1 Preferred Stock, or to his nominee or nominees, certificates for the number of Debentures to which he shall be entitled as aforesaid. Shares of Series A-1 Preferred Stock shall be deemed to have been exchanged as of the close of business on the date fixed for exchange as provided above, and the person or persons entitled to receive the Debentures issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Debentures as of the close of business on such date.
         (b) The Corporation will pay any and all documentary, stamp or similar issue or transfer tax that may be payable in respect of the issue or delivery of Debentures on exchange of shares of Series A-1 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any such tax which may be payable in respect to any transfer involved in the issue or transfer and delivery of Debentures in a name other than that in which the shares of Series A-1 Preferred Stock so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                                   DIVISION B

                  EXPRESS TERMS OF THE SERIAL PREFERRED STOCK,
                           CLASS B, WITHOUT PAR VALUE

    The Class B Preferred Stock shall have the following express terms:

    SECTION 1. SERIES. The Class B Preferred Stock may be issued from time to time in one or more series. All shares of Class B Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. All shares of Class B Preferred Stock shall also be of equal rank and shall be identical with shares of Class A Preferred Stock except in respect of (i) the particulars that may be fixed and determined by the Directors as hereinafter provided, (ii) the voting rights and provisions for consent relating to Class B Preferred Stock, as fixed and determined by Section 5 of this Division B and (iii) any conversion rights which the Directors may grant any series of Class A Preferred Stock which rights shall not be granted in respect of any series of Class B Preferred Stock. Subject to the provisions of Sections 2 to 7, inclusive, of this Division B, which provisions shall apply to all Class B Preferred Stock, the Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series to fix:

         (a) The designation of the series, which may be by distinguishing number, letter and/or title.

         (b) The number of shares of the series, which number the Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

         (c) The dividend rights of the series which may be: cumulative or non-cumulative; at a specified rate, amount or proportion; or with or without further participation rights.

         (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends, if cumulative, shall accumulate.

         (e) The redemption rights and price or prices, if any, for shares of the series.

         (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         (h) Restrictions (in addition to those set forth in Section 5(c) of this Division) on the issuance of shares of the same series or of any other class or series.

    The Directors are authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (h), inclusive, of this Section 1.

    SECTION 2.  DIVIDENDS.

         (a) The holders of Class B Preferred Stock of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Class B Preferred Stock, shall be entitled to receive out of any funds legally available therefor and when and as declared by the Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division B and no more, payable on the dividend payment dates fixed for such series. Such dividends may be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or set apart for any of the Class B Preferred Stock on any dividend payment date unless (i) all dividends upon all series of Class B Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class B Preferred Stock for all dividend payment dates prior to such date shall have been paid or funds therefor set apart and (ii) at the same time a like dividend upon all series of Class B Preferred Stock then outstanding and all classes of stock then outstanding ranking prior to or on a parity with the Class B Preferred Stock and having a dividend payment date on such date, ratably in proportion to the respective dividend rates of each such series or class, shall be paid or funds therefor set apart. Accumulations of dividends, if any, shall not bear interest.

         (b) For the purpose of this Division B, a dividend shall be deemed to have been paid or funds therefor set apart on any date if on or prior to such date the Corporation shall have deposited funds sufficient therefor with a bank or trust company and shall have caused checks drawn against such funds in appropriate amounts to be mailed to each holder of record entitled to receive such dividend at such holder's address then appearing on the books of the Corporation.

         (c) In no event so long as any Class B Preferred Stock shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Class B Preferred Stock, be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Class B Preferred Stock, nor shall any Common Shares or any other shares ranking junior to the Class B Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Class B Preferred Stock received by the Corporation on or subsequent to the date on which shares of any series of Class B Preferred Stock are first issued), unless (i) all accrued and unpaid dividends upon all Class B Preferred Stock then outstanding for all dividend payment dates on or prior to the date of such action shall have been paid or funds therefor set apart and (ii) as of the date of such action there shall be no arrearages with respect to the redemption of Class B Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division B.

    SECTION 3. REDEMPTION.

         (a) Subject to the express terms of each series and to the provisions of Section 5(c)(iii) of this Division B, the Corporation (i) may from time to time redeem all or any part of the Class B Preferred Stock of any series at the time outstanding at the option of the Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division B, and (ii) shall from time to time make such redemptions of the Clan B Preferred Stock of any series as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division B, together in each case with (A) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the redemption date and (B) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent such dividend payment date through the redemption date.

         (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Class B Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the (late fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Class B Preferred Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $50,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Class B Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. Upon the giving of such notice and the making of such deposit such





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
    holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of any series of Class B Preferred Stock are to be redeemed, the Corporation shall select, pro rata or by lot, the shares so to be redeemed in such manner as shall be prescribed by the Directors.

         (c) If the holders of shares of Class B Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof to such holders.

         (d) Any shares of Class B Preferred Stock which are (i) redeemed by the Corporation pursuant to the provisions of this Section 3, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Class B Preferred Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired by the Corporation, shall resume the status of authorized and unissued shares of Class B Preferred Stock without serial designation; provided, however, that any such shares which are converted in accordance with the express terms thereof shall not be reissued as convertible shares.

    SECTION 4. LIQUIDATION.

         (a) (1) The holders of Class B Preferred Stock of any series, shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Class B Preferred Stock, the amounts fixed with respect to shares of such series in accordance with
    Section 1 of this Division, plus an amount equal to (i) all then accrued and unpaid dividends upon such shares for all dividend payment dates on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, and (ii) if such date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day after the most recent dividend payment date through the date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Class B Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class B Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Class B Preferred Stock and all outstanding shares of stock of all classes ranking on a parity with the Class B Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                (2) After payment to holders of Class B Preferred Stock of the full preferential amounts as aforesaid, holder of Class B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Division B.

    SECTION 5. VOTING.

         (a) Except as otherwise provided herein or required by law, the holders of Class B Preferred Stock shall not be entitled to vote.

         (b) (1) If, and so often as, the Corporation shall be in default in the payment of dividends on any series of Class B Preferred Stock at the time outstanding, or funds therefor have not been set apart, in an amount equivalent to six full quarterly dividends on any such series of Class B Preferred Stock, whether or not consecutive and whether or not earned or declared, the holders of Class B Preferred Stock of all series, voting separately as a class, shall thereafter be entitled to elect, as herein provided, two Directors of the Corporation; provided, however, that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested (i) in the case of cumulative dividends, until all accrued and unpaid dividends on the Class B Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart, or (ii) in the case of non-cumulative dividends, until full dividends on the Class B Preferred Stock of all series then outstanding shall have been paid or funds therefor set apart regularly for a period of one year, whereupon the holders of Class B Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

         (2) In the event of default entitling the holders of Class B Preferred Stock to elect two Directors as specified in paragraph (1) of this subsection, a special meeting of such holders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent ( 10%) of the shares of Class B Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders or any other special meeting of shareholders called or to be called for a different purpose shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Class B Preferred Stock. At any meeting at which the holders of Class B Preferred Stock shall be entitled to elect Directors, the holders of thirty-five percent (35%) of the then outstanding shares of Class B Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the Directors which the holders of Class B Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Articles of Incorporation or the Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, the two Directors who may be elected by the holders of Class B Preferred Stock pursuant to this subsection shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this subsection. Nothing in this subsection shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to this subsection. Notwithstanding any classification of the other Directors of the Corporation, the two Directors elected by the holders of Class B Preferred Stock shall be elected annually for the terms expiring at the next succeeding annual meeting of shareholders; provided, however, that whenever the holders of Class B Preferred Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Class B Preferred Stock as a class shall immediately terminate and the number of Directors shall be reduced accordingly.

         (c) Except as hereinafter provided, the affirmative vote of the holders of at least two-thirds of the shares of Class B Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class B Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Class B Preferred Stock are concerned, such action may be affected with such vote):

                (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the prefer-ences or voting or other rights of the holders of Class B Preferred Stock; provided, however, that for the purpose of this paragraph 5(c)(i) only, neither the amendment of the Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Class B Preferred Stock or of any shares of any class ranking on a parity with or junior to the Class B Stock nor the amendment of the provisions of the Regulations so as to change the number of Directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Class B Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preference or voting or other rights of one or more but not all series of Class B Preferred Stock at the time outstanding, the affirmative vote or consent of the holders of at least two-thirds of the number of shares at the time outstanding of each series so affected, each such affected series voting separately as a series, shall also be required;

                (ii) The authorization, creation or the increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case, ranking prior to the Class B Preferred Stock; or

                (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Class B Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Class B Preferred Stock unless all dividends on all Class B Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;

    provided, however, that in the case of any authorization, creation or increase in the authorized amount of any shares of any class or security convertible into shares of any class, in either case, ranking prior to the Class B Preferred Stock no such consent of the holders of Class B Preferred Stock shall be required if the holders of Class B Preferred Stock have previously received adequate notice of redemption to occur within 90 days. The foregoing provised shall not apply and such consent of the holders of Class B Preferred Stock shall be required if any such redemption will be effected, in whole or in part, with the proceeds received from the sale of any such stock or security convertible into shares of any class, in either case, ranking prior to the Class B Preferred Stock.

         (d) The affirmative vote of the holders of at least a majority of the shares of Class B Preferred Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Class B Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of the Class B Preferred Stock are concerned, such action may be effected with such vote):

                (i) The consolidation or merger of the Corporation with or into any other corporation to the extent any such consolidation or merger shall be required, pursuant to any applicable statute, to be approved by the holders of the shares of Class B Preferred Stock voting separately as a class; or

                (ii) The authorization of any shares ranking on a parity with the Class B Preferred Stock or an increase in the authorized number of shares of Class B Preferred Stock.

         (e) Neither the vote or consent of the holders of shares of Class B Preferred Stock shall be required for an increase in the number of Common Shares authorized or issued or for stock splits of the Commons Shares or for stock dividends on any class of stock payable solely in Common Shares, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of Class B Preferred Stock within the meaning and for the purpose of this Division B.

    SECTION 6. CONVERSION. There Shall not be created any series of Class B Preferred Stock which will be convertible into Common Shares or into shares of any other class or series of the Corporation.

    SECTION 7. DEFINITIONS. For the purpose of this Division B:

         (a) Whenever reference is made to shares "ranking prior to the Class B Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class B Preferred Stock.

         (b) Whenever reference is made to shares "On a Parity With the Class B Preferred Stock", Such reference shall mean and include all Shares of Class A Preferred Stock and all other Shares of the Corporation in respect of which the rights of the holders thereof (i) are not given preference over the right of the holders of Class B Preferred Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Class B Preferred Stock.

         (c) Whenever reference is made to shares "ranking junior to the Class B Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Class B Preferred Stock.


                                   DIVISION C

                        EXPRESS TERMS OF COMMON SHARES,
                           PAR VALUE $1.00 PER SHARE

    The Common Shares shall be subject to the express terms of the Class A Preferred Stock and the Class B Preferred Stock and of any series of such classes. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall have such rights as are provided by law and shall be entitled to one vote for each share held by them upon all matters presented to the shareholders.

    FIFTH: The amount of stated capital with which the Corporation will begin business is Five Hundred Dollars ($500.00).

    SIXTH: No holders of any class of shares of the Corporation shall have any preemptive right to purchase or to have offered to them for purchase, any shares or other securities of the Corporation, whether now or hereafter authorized.

    SEVENTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine, subject however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.





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
    EIGHTH: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or are in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing of these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

    NINTH: The right to amend, alter, change or repeal any clause or provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, is hereby reserved to the Corporation; and all rights conferred on officers, Directors and shareholders herein are granted subject to such reservation.





                                       33